Exhibit 99.1

CONSENT OF ROBERT A. STANGER & CO., INC.

July 16, 2021

Special Committee of the Board of Directors

Griffin-American Healthcare REIT III, Inc.

18191 Von Karman Avenue, Suite 300

Irvine, CA 92612

Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated June 23, 2021, to the Special Committee of the Board of Directors of Griffin-American Healthcare REIT III, Inc. (“GAHR III”) as Annex E to, and reference to such opinion letter in, the joint proxy statement/prospectus relating to the proposed merger involving GAHR III, Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), Griffin-American Healthcare REIT III Holdings, LP, Continental Merger Sub, LLC, a wholly owned subsidiary of GAHR IV, and Griffin-American Healthcare REIT IV Holdings, LP, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of GAHR IV filed on July 16, 2021 (the “Registration Statement”). Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to, for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement (including any subsequent amendments to the Registration Statement) or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.